January 22, 2020

NEW JERSEY RESOURCES LAUNCHES FAR-REACHING SUSTAINABILITY AGENDA
President and CEO Steve Westhoven outlines vision for NJR in the clean energy economy; announces voluntary 2030 emissions reduction target

Wall, NJ – Going even further in its commitment to sustainability and clean energy goals, New Jersey Resources (NYSE: NJR) President and CEO Steve Westhoven today outlined a sustainability agenda for the company, including a commitment to voluntarily reduce its New Jersey operational emissions to 50% of 2006 levels by 2030.

Announced at NJR’s Annual Meeting of Shareowners, NJR’s sustainability agenda includes:

●	Emissions reduction efforts, including a voluntary 2030 emissions reduction target aligned with the state’s Global Warming Response Act (GWRA)
●	Organizational changes, including the creation of an Office of Sustainability, to more effectively drive sustainability results throughout the company
●	The adoption of Environmental Guiding Principles
●	The launch of a dedicated sustainability microsite, www.NJRSustainability.com, to strengthen transparency and stakeholder communication
●	The release of NJR’s 2019 Corporate Sustainability Report on www.NJRSustainability.com

“NJR continues to embrace a clean energy future and has a strong track record of leading the way on sustainability. Today, we’re making it clear that we are going even further with a comprehensive sustainability agenda and an ambitious 50% emissions reduction target for our New Jersey operations by 2030,” said President and CEO Steve Westhoven. “Our strategy is anchored in the belief and recognition that our company can responsibly grow and reduce emissions by seizing the many opportunities in increased energy efficiency and solar investments, decarbonizing the gas stream and making technology upgrades to our infrastructure. I’m proud to take these steps and build on NJR’s strong commitment to sustainability.”

NJR’s 2030 emissions reduction target continues the company’s alignment with New Jersey’s Global Warming Response Act (GWRA), which was signed into law in 2007 and calls for an 80% reduction in New Jersey’s greenhouse gas emissions from 2006 levels by 2050.

NJR previously committed to the initial GWRA target of a 20% reduction in emissions by 2020 – and met that goal in 2012 for most parts of its business, including reductions in its fleet, pipeline and facility emissions.

Creation of the Office of Sustainability and Adoption of Environmental Guiding Principles

To help achieve NJR’s 2030 emissions reduction target, and to drive sustainability efforts across the company, Westhoven also announced the formation of an Office of Sustainability within NJR, supporting NJR’s Corporate Sustainability Council and bringing all company sustainability efforts together under a single framework. This structure will be responsible for sustainability priorities across the company and will be empowered to establish emission reduction strategies and set goals, measure progress and manage transparent reporting to stakeholders.

“These are dynamic issues for companies that require a strategic and thoughtful approach – that’s why one of my first acts as CEO is to create the Office of Sustainability at NJR,” added Westhoven. “This organizational structure will give us a full, 360-degree view of sustainability efforts across the company, making us more effective in measuring our progress as we work toward our goals.”

The NJR Corporate Sustainability Council has adopted a set of Environmental Guiding Principles for these efforts:

●	Support sound public policies that address climate impacts and ensure reliable, affordable and clean energy for our customers.
●	Embrace innovations across technologies and fuel types that deliver energy with improved environmental outcomes.
●	Reduce greenhouse gas emissions from operated assets and suppliers by prioritizing mitigation strategies and reduction targets.
●	Increase transparency about sustainability progress through public reporting and stakeholder outreach.
●	Expand customer energy efficiency, conservation and environmental stewardship opportunities.

NJR’s Record of Sustainability Accomplishments

Today’s announcement adds to NJR’s robust record of accomplishments and firsts leading on sustainability and making environmentally conscious investments:

●	Invested over $1.6 billion over the last decade to build the most environmentally sound natural gas system among New Jersey utilities, as measured by leaks per mile.
●	First New Jersey natural gas utility to fully replace all cast iron pipes, which are more susceptible to leaks.
●	Expects to be the first utility in New Jersey to replace all of its bare steel by the end of 2021.
●	NJR was one of the earliest investors in New Jersey’s solar market, and is now one of the largest with nearly $900 million invested through fiscal 2019.
●	Created one of the most successful energy-efficiency programs in the state, helping achieve a 12% reduction in its average customer’s natural gas consumption since 2006.
●	First utility in the state to join ONE Future, a national coalition of natural gas companies with a commitment to voluntary, measurable emission reduction targets.

●	First utility in the nation to purchase a portion of its natural gas supply through the TrustWell™ Responsible Gas program, which certifies environmental compliance and sustainability best practices from natural gas suppliers.
●	And, for nearly 20 years, NJR has voluntarily acted to report and reduce emissions from its system through the EPA Natural Gas STAR program.

In December 2019, NJR’s principal subsidiary, New Jersey Natural Gas (NJNG), announced it had completely offset its facility and fleet use of natural gas with renewable energy. Through the purchase of renewable energy credits generated from the production of Renewable Natural Gas (RNG), all emissions from natural gas use at NJNG’s facilities and from the use of its Compressed Natural Gas (CNG) fleet vehicles are being offset.

Launch of www.NJRSustainability.com and Release of 2019 Corporate Sustainability Report

Today, NJR also announced the launch of a dedicated sustainability website, www.NJRSustainability.com. The site will serve as a central resource for the public and NJR’s stakeholders to access the latest information on the company’s sustainability efforts, progress and reporting.

On the site, NJR has released its annual Corporate Sustainability Report for 2019. The report encompasses NJR’s environmental, social and governance initiatives for fiscal 2019 and highlights its commitment to sustainability and stakeholder transparency.

Forward-Looking Statements

Certain statements within this release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, certain statements regarding NJR’s environmental, sustainability and clean energy goals, emission reduction targets, and future capital expenditures, infrastructure programs and investments.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (“SEC”), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

About New Jersey Resources
NJR is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. It is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.
●	NJR Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of nearly 300 megawatts, providing residential and commercial customers with low-carbon solutions.
●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.
●	NJR Midstream serves customers - from local distributors and producers to electric generators and wholesale marketers - through its ownership of Leaf River Energy Center, Adelphia Gateway Pipeline Project and 50 percent equity ownership in Steckman Ridge natural gas storage facilities, as well as its 20 percent equity interest in the planned PennEast Pipeline Project.
●	NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,100 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®. For more information about NJR: www.njresources.com.

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